------------------------

                                 G U A R A N T Y
                            ------------------------

           THIS GUARANTY (this "GUARANTY"), made jointly and severally by each of the entities listed on Schedule I attached hereto (all such entities collectively, the "GUARANTORS" and each, a "GUARANTOR"), is issued this 16th day of August 2002.

                               W I T N E S S E T H

           WHEREAS, FOSTER WHEELER LLC, a limited liability company organized under the laws of the State of Delaware and successor by merger to the obligations of Foster Wheeler Corporation, a corporation previously organized under the laws of the State of New York (the "ISSUER") on November 15, 1995 issued $200 million in aggregate principal amount of its 6 3/4% Notes due November 15, 2005 (the "NOTES") pursuant to an Indenture dated as of November 15, 1995 (the "INDENTURE") by and between the Issuer and BNY Midwest Trust Company, successor to the obligations of Harris Trust and Savings Bank, as trustee (together with any successor thereto, the "Trustee") on behalf of the holders from time to time of the Notes (the "NOTEHOLDERS"); and

           WHEREAS, the Issuer has entered into a Third Amended and Restated Term Loan and Revolving Credit Agreement, of even date herewith (the "CREDIT AGREEMENT"), by and among the Issuer, the Guarantors, the lenders signatory thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, under which the Guarantors have guaranteed all of the Issuer's obligations thereunder (the "BANK GUARANTY"); and

           WHEREAS, the Guarantors have secured their obligations under the Bank Guaranty with the pledge of certain assets; and

           WHEREAS, Foster Wheeler Ltd. And Foreign Holdings Ltd. are parent companies of the Issuer;

           WHEREAS, the other Guarantors are subsidiaries of the Issuer; and

           WHEREAS, pursuant to the terms of a separate Security Agreement, dated as of the date hereof, the Issuer and the Guarantors have pledged certain assets as required by the Credit Agreement; and

           WHEREAS, pursuant to the terms and conditions of the Indenture, the Guarantors, as a result of the pledge of assets pursuant to the Credit Agreement, are required to secure the Notes equally and ratably in certain of such pledged assets as, and to the extent, required by the Indenture; and

           WHEREAS, the Guarantors are entering into this Guaranty, and pledging certain of the aforementioned assets in compliance with the Indenture;

           I.  GUARANTY

           1. THE GUARANTY. Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed

Obligations (as hereinafter defined) to the Trustee and the Noteholders (collectively, the "CREDITORS"). If any or all of the Guaranteed Obligations to the Creditors becomes due and payable hereunder, each Guarantor unconditionally promises to pay such Guaranteed Obligations to the Creditors in the same currency in which such Guaranteed Obligations are denominated, or order, on demand, together with any and all reasonable expenses which may by incurred by the Creditors in collecting any of the Guaranteed Obligations. As used herein, the term "GUARANTEED OBLIGATIONS" shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration of otherwise) of the principal of, premium, if any, and interest on, the Notes, together with all the other obligations and liabilities of the Issuer to the Noteholders in respect of the Notes and to the Trustee in its capacity as such under the Indenture (including, in each case, without limitation, indemnities, fees and interest thereon), whether now existing or hereafter incurred, and the due performance and compliance by the Issuer with all of the terms, conditions and agreements contained in the Notes and in the Indenture.

           2. NATURE OF LIABILITY. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by such Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Issuer or by any other party, or (b) any other continuing guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Issuer, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Issuer, or (e) any payment made to the Creditors on the indebtedness which the Creditors repay the Issuer pursuant to court order in any bankruptcy, reorganizing, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

           3. INDEPENDENT OBLIGATION. The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or the Issuer, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Issuer and whether or not any other Guarantor or the Issuer be joined in any such action or actions. Each Guarantor agrees that any payment by the Issuer or other circumstances which operates to toll any statute of limitations as to the Issuer shall operate to toll the statute of limitations as to each Guarantor.

           4. AUTHORIZATION. Each Guarantor authorizes the Creditors without notice or demand (except as shall be required by applicable law and cannot be waived), and without affecting or impairing its liability hereunder, from time to time, to:

           (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, renewed or altered;

           (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

           (c) exercise or refrain from exercising any rights against the Issuer or others or otherwise act or refrain from acting;

           (d) release or substitute any one or more endorsers, guarantors, the Issuer or other obligors;

           (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Issuer to its creditors other than the Creditors;

           (f) apply any sums by whomsoever paid or whosoever realized to any liability or liabilities of the Issuer to the Creditors regardless of what liability or liabilities of the Issuer remain unpaid;

           (g) consent to or waive any breach of, or any act, omission or default under, the Indenture or the Notes or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement the Indenture or the Notes or any of such other instruments or agreements; and/or

           (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty

           5. RELIANCE. It is not necessary for the Creditors to inquire into the capacity or powers of the Issuer or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

           6. WAIVER OF SUBROGATION. Each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation or contribution which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the United States Bankruptcy Code or otherwise) against the Issuer or any other Guarantor until all Guaranteed Obligations have been irrevocably paid in full in cash. The Guaranteed Obligations shall not be deemed to be paid in full unless the Creditors shall have received all amounts set forth in the definition of "Guaranteed Obligations", including, in the event of a bankruptcy proceeding, all interest, fees and expenses accruing and arising after the filing of the bankruptcy petition.

           7. WAIVER. (a) Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Creditors to (i) proceed against the Issuer or any other party, (ii) proceed against or exhaust any security held from the Issuer or any other party or (iii) pursue any other remedy in the Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Issuer or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Issuer, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Issuer other than payment in full of the Guaranteed Obligations. To the greatest extent permitted by law the Creditors may, at their election, foreclose on any security held by (or on behalf of) the Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against the Issuer or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Issuer or any other Guarantor or any other party or any security.

           (b) Each Guarantor waives all presentments, demands for performance, protests and notices (except as otherwise expressly provided for herein), including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Issuer's financial condition and assets, and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

           8. NATURE OF LIABILITY. It is the desire and intent of the Guarantors and the Creditors that this Guaranty shall be enforced against each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Guarantor shall be deemed to be reduced and such Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

           9. JUDGMENTS BINDING. If claim is ever upon any Creditor or any subsequent holder of a Note of the Issuer for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) settlement or compromise of any claim effected by such payee with any such claimant, then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon each Guarantor, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of the Issuer, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

           II.  MISCELLANEOUS

           1. EXECUTION OF GUARANTY. The validity and enforceability of this Guaranty shall not be affected by the fact that it is not affixed to any particular Note. Each of the Guarantors hereby agrees that its Guaranty set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guaranty.

           2. RELEASE OF GUARANTORS. Upon the release or discharge of the obligations of a Guarantor under the Bank Guaranty, except a discharge or release by or as a result of payment under the Bank Guaranty, such Guarantor's Guaranty hereunder automatically shall be released, and such Guarantor shall be deemed released from all obligations under this Guaranty without any further action required on the part of the Trustee or any other Creditor.

           3. GOVERNING LAW. THIS GUARANTY, AND THE RIGHTS AND OBLIGATIONS HEREUNDER, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

           4. SUBMISSION TO JURISDICTION. Each Guarantor irrevocably consents and agrees for the benefit of the Creditors that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Guaranty may be brought in the courts of the State of New York or the courts of the United States of America located in the County of New York and, until all amounts due and to become due in respect of all the Notes have been paid, or until any such legal action, suit, or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court IN PERSONAM generally and unconditionally with respect to such action, suit, or proceeding.

           IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by officers thereunto duly authorized as of the day and year first above written.



                                     EQUIPMENT CONSULTANTS, INC.



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOREIGN HOLDINGS LTD.



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOSTER WHEELER ASIA LIMITED




                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER CAPITAL
                                     & FINANCE CORPORATION



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER DEVELOPMENT CORPORATION



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOSTER WHEELER ENERGY CORPORATION



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOSTER WHEELER ENERGY MANUFACTURING, INC.



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOSTER WHEELER ENERGY SERVICES, INC.



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER ENVIRESPONSE, INC.



                                     By_____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER ENVIRONMENTAL CORPORATION



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOSTER WHEELER FACILITIES MANAGEMENT, INC.



                                     By ____________________________________
                                      Name:
                                     Title:



                                     FOSTER WHEELER INC.



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOSTER WHEELER INTERNATIONAL CORPORATION



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOSTER WHEELER INTERNATIONAL HOLDINGS, INC.



                                     By ____________________________________
                                      Name:
                                     Title:



                                     FOSTER WHEELER LTD.



                                     By ____________________________________
                                      Name:
                                     Title:



                                     FOSTER WHEELER POWER GROUP, INC.



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER POWER SYSTEMS, INC.



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOSTER WHEELER PYROPOWER, INC.



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER REAL ESTATE
                                     DEVELOPMENT CORPORATION



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER REALTY SERVICES, INC.



                                     By ____________________________________
                                      Name:
                                     Title:



                                     FOSTER WHEELER USA CORPORATION



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER VIRGIN ISLANDS, INC.



                                     By ____________________________________
                                      Name:
                                     Title:

                                    FOSTER WHEELER ZACK, INC.



                                     By ____________________________________
                                      Name:
                                     Title:


                                    FW MORTSHAL, INC.



                                     By ____________________________________
                                      Name:
                                     Title:



                                     FW TECHNOLOGIES HOLDING LLC



                                     By ____________________________________
                                      Name:
                                     Title:


                                     HFM INTERNATIONAL, INC.



                                     By____________________________________
                                      Name:
                                     Title:



                                     PROCESS CONSULTANTS, INC.



                                     By ____________________________________
                                      Name:
                                     Title:

                                     PYROPOWER OPERATING SERVICES COMPANY, INC.



                                     By ____________________________________
                                      Name:
                                     Title:

                                     PERRYVILLE III TRUST

                                     By:    THE BANK OF NEW YORK,  not in its
                                            individual capacity but solely in
                                            its capacity as the Owner Trustee of
                                             the Perryville III Trust

                                     By ________________________________
                                      Name:
                                     Title:

                                                                      SCHEDULE I
GUARANTORS

Equipment Consultants, Inc.                                  Delaware
Foreign Holdings Ltd.                                        Bermuda
Foster Wheeler Asia Limited                                  Delaware
Foster Wheeler Capital & Finance Corporation                 Delaware
Foster Wheeler Constructors, Inc.                            Delaware
Foster Wheeler Development Corporation                       Delaware
Foster Wheeler Energy Corporation                            Delaware
Foster Wheeler Energy Manufacturing, Inc.                    Delaware
Foster Wheeler Energy Services, Inc.                         California
Foster Wheeler Enviresponse, Inc.                            Delaware
Foster Wheeler Environmental Corporation                     Texas
Foster Wheeler Facilities Management, Inc.                   Delaware
Foster Wheeler Inc.                                          Delaware
Foster Wheeler International Corporation                     Delaware
Foster Wheeler International Holdings, Inc.                  Delaware
Foster Wheeler Ltd.                                          Bermuda
Foster Wheeler Power Group, Inc.                             Delaware
Foster Wheeler Power Systems, Inc.                           Delaware
Foster Wheeler Pyropower, Inc.                               New York
Foster Wheeler Real Estate Development Corporation           Delaware
Foster Wheeler Realty Services, Inc.                         Delaware
Foster Wheeler USA Corporation                               Delaware
Foster Wheeler Virgin Islands, Inc.                          Delaware
Foster Wheeler Zack, Inc.                                    Delaware
FW Mortshal, Inc.                                            Delaware
FW Technologies Holding LLC                                  Delaware
HFM International, Inc.                                      Delaware
Process Consultants, Inc.                                    Delaware
Pyropower Operating Services Company, Inc.                   California
Perryville III Trust                                         New York